UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Evoke Pharma, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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420 Stevens Avenue, Suite 370

Solana Beach, CA 92075

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The annual meeting of stockholders of Evoke Pharma, Inc. will be held at the office of Latham & Watkins LLP, located at 12670 High Bluff Drive, San Diego, CA 92130 on May 3, 2017 at 8:30 a.m., local time, for the following purposes:

1.	To elect three directors for a three-year term to expire at the 2020 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To consider and vote upon the approval of the amendment and restatement of our 2013 Employee Stock Purchase Plan; and
4.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on March 6, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

David A. Gonyer, R.Ph. President, Chief Executive Officer and Director

Solana Beach, California

March 22, 2017

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

420 Stevens Avenue, Suite 370

Solana Beach, California 92075

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 3, 2017

The board of directors of Evoke Pharma, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on May 3, 2017 at 8:30 a.m., local time, at the office of Latham & Watkins LLP, located at 12670 High Bluff Drive, San Diego, California 92130. If you need directions to the location of the annual meeting, please contact us at (858) 345-1494.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 3, 2017.

This proxy statement and our annual report are available electronically at http://www.proxydocs.com/EVOK.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2017 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about March 22, 2017 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on March 6, 2017 are entitled to vote at the annual meeting. On this record date, there were 15,388,325 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are three proposals scheduled for a vote:

Proposal 1: To elect three directors for a three-year term to expire at the 2020 annual meeting of stockholders;

•	Todd C. Brady, M.D.

•	Kenneth J. Widder, M.D.; and

•	David A. Gonyer, R. Ph.

Proposal 2: Ratification of the appointment of BDO USA, LLP as our independent registered public accountants for the year ending December 31, 2017; and

Proposal 3:  Approval of the amendment and restatement of our 2013 Employee Stock Purchase Plan.

How many votes do I have?

Each share of our common stock that you own as of March 6, 2017 entitles you to one vote.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

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By Mail: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

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Via the Internet: You may vote at www.proxypush.com/EVOK, 24 hours a day, seven days a week. Have your proxy card available when you enter the website and use the Company Number and Account Number shown on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 2, 2017.

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By Telephone: You may vote using a touch-tone telephone by calling 1-855-686-4811, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2017.

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In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Matthew J. D’Onofrio, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary, Matthew J. D’Onofrio, in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of March 6, 2017, or approximately 7,694,163 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of BDO USA, LLP must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Approval of the Amendment and Restatement of our 2013 Employee Stock Purchase Plan. The approval of the amendment and restatement of our 2013 Employee Stock Purchase Plan must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by Mediant Communications LLC.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of BDO USA, LLP as our independent registered public accounting firm, and the amendment and restatement of our 2013 Employee Stock Purchase Plan.  However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such a proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the approval of the amendment and restatement of our 2013 Employee Stock Purchase Plan, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of BDO USA, LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2016 that we filed with the Securities and Exchange Commission, or SEC, we will send you one without charge. Please write to:

Evoke Pharma, Inc.

420 Stevens Avenue, Suite 370

Solana Beach, CA 92075

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.evokepharma.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. The current term of the company’s Class I directors, Todd C. Brady, M.D., Kenneth J. Widder, M.D., and David A. Gonyer, R.Ph., will expire at the 2017 annual meeting.

The nominees for Class I director for election at the 2017 annual meeting are Todd C. Brady, M.D., Kenneth J. Widder, M.D., and David A. Gonyer, R.Ph.  If each of Dr. Brady, Dr. Widder and Mr. Gonyer are elected at the 2017 annual meeting, such individuals will be elected to serve for a term of three years that will expire at our 2020 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.  Dr. Brady, Dr. Widder, and Mr. Gonyer are currently members of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.”  Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

Term Expiring at the

2020 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Evoke Pharma, Inc.
Todd C. Brady, M.D., Ph.D.	45	Director
Kenneth J. Widder, M.D.	64	Director
David A. Gonyer, R.Ph.	53	President, Chief Executive Officer and Director

Todd C. Brady, M.D., Ph.D., has served as a member of our board of directors since June 2007. Dr. Brady currently serves as Chief Executive Officer, President, and Director of Aldeyra Therapeutics, Inc., a publicly-traded biotechnology company. Dr. Brady was appointed President and Chief Executive Officer of Aldeyra Therapeutics in 2012, having been a member of the board of directors since 2005. Prior to Aldeyra, Dr. Brady served as Entrepreneur in Residence at Domain Associates, LLC, a leading healthcare venture capital firm, where he was a Principal from 2004 to 2013. Dr. Brady also serves on the board of directors of Oncobiologics, Inc. and Spring Bank Pharmaceuticals, Inc., both of which are publicly-traded biotechnology companies.  Dr. Brady holds an M.D. from Duke University Medical School, a PhD. from Duke University Graduate School, and an A.B. from Dartmouth College.  Dr. Brady’s extensive knowledge of our business and history, experience as a board member of multiple companies and expertise in strategic development contributed to our board of directors’ conclusion that he should serve as a director of our company.

Kenneth J. Widder, M.D. has served as a member of our board of directors since June 2007. Dr. Widder has 36 years of experience working with biomedical companies.  Dr. Widder was a General Partner with Latterell Venture Partners from 2007 until September 2016, and serves on the boards of Quidel Corporation, Vision of Children, and the San Diego Museum of Art. Dr. Widder has founded seven companies and was Chairman and Chief Executive Officer of five of these companies. His last company, Sytera Inc., merged with Sirion Therapeutics, an ophthalmology specialty pharmaceutical company.  Prior to Sytera, Dr. Widder co-founded and was the initial Chief Executive Officer of NovaCardia, Inc., a company acquired by Merck & Co., Inc.  Prior to NovaCardia, Dr. Widder founded and was Chairman and Chief Executive Officer of Santarus, Inc., which was acquired by Salix Pharmaceuticals in 2013.  Additionally, Dr. Widder was Chairman and Chief Executive Officer of Converge Medical, Inc., a medical device company developing a suture-less anastamosis system for vein grafts in coronary bypass surgery.  Dr. Widder started his career as a founder, Chairman and Chief Executive Officer of Molecular Biosystems, where he was responsible for the development and approval of Albunex and Optison, the first two ultrasound contrast agents to be approved in the United States. Dr. Widder is an inventor on over 30 patents and patent applications and has authored or co-authored over 25 publications.  Dr. Widder holds an M.D. from Northwestern University and trained in pathology at Duke University.  Dr. Widder’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies and expertise in developing and financing contributed to our board of directors’ conclusion that he should serve as a director of our company.

David A. Gonyer, R.Ph. is one of our co-founders and has served as our President and Chief Executive Officer and as a member of our board of directors since March 2007. From January 2004 to March 2007, Mr. Gonyer served as Vice President, Strategic and Product Development of Medgenex, Inc., a subsidiary of Victory Pharma, Inc., a biopharmaceutical company focused on acquiring, developing and marketing products to treat pain and related conditions. From April 2000 to December 2004, Mr. Gonyer was a founder and Vice President of Sales and Marketing at Xcel Pharmaceuticals, Inc., a specialty pharmaceutical company focused on neurological disorders. From December 1996 to April 2000, Mr. Gonyer served as Director of Marketing at Elan/Dura Pharmaceuticals, Inc. From 1987 to 1996, Mr. Gonyer held a broad range of management positions in commercial operations, alliance/partnership management, and regional sales at Eli Lilly & Company. Mr. Gonyer served as a member of the board of directors of Signal Genetics, Inc., a publicly-traded, commercial stage, molecular diagnostic company focused on providing innovative diagnostic services prior to its merger with miRagen Therapeutics in February 2017 and Neurelis, Inc., a privately held neurological specialty pharmaceutical company. Mr. Gonyer is a Registered Pharmacist and holds a B.Sc. in Pharmacy from Ferris State University School of Pharmacy. As one of our co-founders and having served as our Chief Executive Officer since March 2007, Mr. Gonyer’s extensive knowledge of our business, as well as 30 years of experience in the pharmaceutical industry, including executive leadership in several pharmaceutical companies, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2018 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Evoke Pharma, Inc.
Cam L. Garner	68	Chairman of the Board of Directors
Scott L. Glenn	66	Director

Cam L. Garner is one of our co-founders and has served as Chairman of our board of directors since June 2007. Mr. Garner has co-founded specialty pharmaceutical companies Zogenix, Inc., Cadence Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc., Elevation Pharmaceuticals, Inc., DJ Pharma, Verus Pharmaceuticals, Inc., Xcel Pharmaceuticals, Inc., Meritage Pharma, Inc., Oncternal Therapeutics, Inc., Kalyra Pharmaceuticals, Inc., OrPro Therapeutics, Inc., Alastin Skincare, Inc. and Zavante Therapeutics, Inc.   He currently serves as Chairman of Zogenix, OrPro Therapeutics, Zavante Therapeutics, Inc. and Kalyra Pharmaceuticals.  Mr. Garner served as Chairman of Xcel Pharmaceuticals until it was acquired in March 2005 by Valeant Pharmaceuticals International, DJ Pharma until it was sold to Biovail in 2000, Elevation Pharmaceuticals until it was acquired by Sunovion Pharmaceuticals Inc. in September 2012, Cadence Pharmaceuticals until it was acquired by Mallinckrodt plc in March 2014, and Meritage Pharma until it was acquired by Shire plc in February 2015.  Mr. Garner was Chief Executive Officer of Dura Pharmaceuticals, Inc. from 1989 to 1995 and its Chairman and Chief Executive Officer from 1995 until it was sold to Elan in November 2000.  He also serves on the board of directors of Aegis Therapeutics, Inc. and Neurelis Pharmaceuticals.  Mr. Garner earned his B.A. in Biology from Virginia Wesleyan College and an M.B.A. from Baldwin-Wallace College. As one of our co-founders and having served as our Chairman since June 2007, Mr. Garner’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Scott L. Glenn is one of our co-founders and has served as a member of our board of directors since June 2007.  Since he founded it in 1999, Mr. Glenn has been the Managing Partner of Windamere Venture Partners.  Mr. Glenn is the past founder of Prometheus Laboratories, Inc., Santarus, Inc., DexCom Inc., Cadence Pharmaceuticals, NovaCardia Inc., Somaxon Pharmaceuticals, Zogenix, SpineWave, SkinMedica, Inc. and Conception Technologies, Inc., and currently serves on the board of directors of Tokalas, Inc., Alastin Skincare, Inc. and Kalyra Pharmaceuticals.  Prior to Mr. Glenn’s involvement in venture capital, he was the President and Chief Executive Officer of Quidel Corporation.  Prior to Quidel, Mr. Glenn held various management positions, including Division General Manager with Allergan, Inc.  Mr. Glenn holds a B.S. in Finance and Accounting from California State University at Fullerton.  As one of our co-founders and having served on our board since June 2007, Mr. Glenn’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

For a Three Year Term Expiring at the

2019 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Evoke Pharma, Inc.
Malcolm R. Hill, Pharm.D.	60	Director
Ann D. Rhoads	51	Director

Malcolm R. Hill, Pharm.D. has served as a member of our board of directors since June 2007. Dr. Hill has more than 30 years of academic and pharmaceutical industry experience in new product assessment and clinical trial design and execution, with a special emphasis in gastroenterology, respiratory medicine, and drug delivery systems. Since June 2016, Dr. Hill has served as the Chief Development Officer at PvP Biologics, a biotechnology company.   Prior to joining PvP Biologics, Dr. Hill was Chief Scientific Officer at Meritage Pharma from 2008 through February 2015 focusing on novel treatments for eosinophilic esophagitis, when it was acquired by Shire.  Prior to joining Meritage, Dr. Hill was Senior Vice President of Research and Development at Verus Pharmaceuticals, Inc. where he was responsible for various development-stage programs.  Dr. Hill was a member of the senior management team at Dura Pharmaceuticals, Inc., where he served as a vice president and corporate officer. Dr. Hill was a Partner at ProPharmaCon, LLC, a product development and regulatory consulting company for clients with pharmaceutical products in every stage of the development cycle.  Dr. Hill’s academic career includes his position at the National Jewish Medical and Research Center, and he has also served as an assistant professor in the Schools of Medicine and Pharmacy at the University of Colorado. Dr. Hill has published more than 80 articles on the topics of clinical pharmacology and pharmacokinetics and the treatment of pediatric asthma and related conditions. Dr. Hill earned his Pharm.D. from the University of Southern California and completed a post-doctoral program at the Veterans Administration Medical Center, San Diego, as well as a research fellowship in the Schools of Medicine and Pharmacy at the University of Florida Health Sciences Center. Dr. Hill’s experience as a founder of a private pharmaceutical firms, strong background in clinical and product development and substantial knowledge of the pharmaceutical industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Ann D. Rhoads has served as a member of our board of directors since June 2013. Ms. Rhoads was Executive Vice President and Chief Financial Officer of Zogenix, a publicly-traded pharmaceutical company, from March 2010 to January 2017. From 2000 through the end of 2009, Ms. Rhoads served as the Chief Financial Officer of Premier, Inc., a healthcare supply management company. From 1998 to 2000, she was Vice President, Strategic Initiatives at Premier, Inc., and from 1993 to 1998, she was a Vice President of The Sprout Group, an institutional venture capital firm. Ms. Rhoads holds a B.S. in Finance from the University of Arkansas and an M.B.A. from the Harvard Graduate School of Business Administration. Ms. Rhoads also serves on the board of directors of Globus Medical Inc. and previously served on the board of directors of Novellus Systems, Inc. from 2003 until 2012. Ms. Rhoads’ experience as the chief financial officer of a publicly-traded pharmaceutical company, and as a member of the board of directors of a publicly-traded company, brings to our board of directors and the committees of our board of directors valuable financial skills and expertise, which qualify her to serve as an “audit committee financial expert” on our audit committee, and significant executive management experience and leadership skills, as well as a strong understanding of corporate governance principles, all of which contributed to our board of directors’ conclusion that she should serve as a director of our company.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards, except for David A. Gonyer, our President and Chief Executive Officer.

Board Leadership Structure

Our board of directors is currently led by its chairman, Cam L. Garner. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

During the fiscal year 2016, our board of directors met nine times. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Corporate Governance section of our website at www.evokepharma.com.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	selecting and engaging our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•	preparing the report that the SEC requires in our annual proxy statement;
•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Ms. Rhoads, Mr. Glenn and Dr. Widder. Ms. Rhoads serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Capital Market. Our board of directors has determined that Ms. Rhoads is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. Our board of directors has determined each of Ms. Rhoads, Mr. Glenn and Dr. Widder is independent under the applicable rules of the SEC and The NASDAQ Capital Market.  The audit committee met four times during 2016.  The audit committee is governed by a written charter that satisfies the applicable standards of the SEC and The NASDAQ Capital Market.  The charter is available to stockholders on our website at www.evokepharma.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and recommends corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends to our board of directors the compensation of these officers based on such evaluations. The compensation committee also recommends to our board of directors the issuance of stock options and other awards under our equity plan. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Garner, Dr. Brady and Ms. Rhoads. Mr. Garner serves as the chairman of the committee. Our Board has determined that each of Mr. Garner, Dr. Brady and Ms. Rhoads is independent under the applicable rules and regulations of The NASDAQ Capital Market, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.  The compensation committee met two times during 2016.  The compensation committee is governed by a written charter, which the compensation committee reviews and evaluates at least annually.  The charter is available to stockholders on our website at www.evokepharma.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.

The members of our nominating and corporate governance committee are Drs. Brady, Hill and Widder. Dr. Brady serves as the chairman of the committee. Our board has determined that each of Drs. Brady, Hill and Widder is independent under the applicable rules and regulations of The NASDAQ Capital Market relating to nominating and corporate governance committee independence. The nominating and corporate governance committee met one time during the 2016 fiscal year. The nominating and corporate governance committee is governed by a written charter that is available to stockholders on our website at www.evokepharma.com.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

We have reviewed and discussed with BDO USA, LLP our audited financial statements. We discussed with BDO USA, LLP the overall scope and plans of their audits. We met with BDO USA, LLP, with and without management present, to discuss results of its examinations, and the overall quality of the company’s financial reporting.

We have reviewed and discussed with BDO USA, LLP matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.” We have received from BDO USA, LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence. We have discussed with BDO USA, LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with BDO USA, LLP’s independence.  The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements.  The audit committee relies, without independent verification, on the accuracy and integrity of the information provided and representations made by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2016. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of BDO USA, LLP as the company’s independent registered public accounting firm for 2017.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Ann D. Rhoads (Chairperson)

Scott L. Glenn

Kenneth J. Widder, M.D.

Compensation Committee Interlocks and Insider Participation

Mr. Garner, Dr. Brady and Ms. Rhoads served on our compensation committee during the 2016 fiscal year.  None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	development or commercialization experience in large pharmaceutical companies;
•	experience as a board member or executive officer of another publicly-held company;
•	strong finance experience;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;
•	conflicts of interest; and
•	practical and mature business judgment.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, the nominating and corporate governance committee would generally poll our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2016 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend.  Six of seven board members attended the 2016 annual meeting of stockholders.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary at Evoke Pharma, Inc., 420 Stevens Avenue, Suite 370, Solana Beach, California 92075. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.evokepharma.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Evoke Pharma, Inc., Attention: Corporate Secretary, 420 Stevens Avenue, Suite 370, Solana Beach, California 92075.

Director Compensation

The following table sets forth information for the year ended December 31, 2016 regarding the compensation awarded to, earned by or paid to our non-employee directors who served on our board of directors during 2016.  Employees of our company who also serve as a director do not receive additional compensation for their performance of services as a director.

Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)	Total ($)
Cam Garner	42,500	62,669	(2)	—	105,169
Todd C. Brady, M.D., Ph.D.	26,000	58,083	(3)	—	84,083
Scott L. Glenn	23,750	53,498	(4)	—	77,248
Malcolm R. Hill, Pharm.D.	21,750	50,441	(5)	—	72,191
Ann D. Rhoads	30,000	65,726	(6)	—	95,726
Kenneth J. Widder, M.D.	25,500	58,083	(7)	—	83,583

(1)

Amounts listed represent the aggregate grant date fair value amount computed as of the grant date for each option awarded during 2016 in accordance with Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718.  Assumptions used in the calculation of these amounts are included in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.  As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)

Represents options to purchase 20,500 shares of our common stock granted to Mr. Garner for service as a member of our Board of Directors.  The shares subject to this award vest on the first anniversary of the grant date, provided Mr. Garner continues to provide services to us through such date.

(3)

Represents options to purchase 19,000 shares of our common stock granted to Dr. Brady for service as a member of our Board of Directors.  The shares subject to this award vest on the first anniversary of the grant date, provided Dr. Brady continues to provide services to us through such date.

(4)

Represents options to purchase 17,500 shares of our common stock granted to Mr. Glenn for service as a member of our Board of Directors.  The shares subject to this award vest on the first anniversary of the grant date, provided Mr. Glenn continues to provide services to us through such date.

(5)

Represents options to purchase 16,500 shares of our common stock granted to Dr. Hill for service as a member of our Board of Directors.  The shares subject to this award vest on the first anniversary of the grant date, provided Dr. Hill continues to provide services to us through such date.

(6)

Represents options to purchase 21,500 shares of our common stock granted to Ms. Rhoads for service as a member of our Board of Directors.  The shares subject to this award vest on the first anniversary of the grant date, provided Ms. Rhoads continues to provide services to us through such date.

(7)

Represents options to purchase 19,000 shares of our common stock granted to Dr. Widder for service as a member of our Board of Directors.  The shares subject to this award vest on the first anniversary of the grant date, provided Dr. Widder continues to provide services to us through such date.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2016 by each non-employee director who was serving as of December 31, 2016.

Director	Options Exercisable at December 31, 2016	Options Unexercisable at December 31, 2016
Cam Garner	36,000	20,500
Todd C. Brady, M.D., Ph.D.	36,000	19,000
Scott L. Glenn	36,000	17,500
Malcolm R. Hill, Pharm.D.	36,000	16,500
Ann D. Rhoads	36,000	21,500
Kenneth J. Widder, M.D.	36,000	19,000

Effective January 2016, our board of directors approved an updated compensation program for our non-employee directors.  Under this restated program, each non-employee director was eligible to receive an annual cash retainer of $20,000 for his or her services. In addition, the chair of our board of directors was eligible to receive an additional annual cash retainer of $17,500, the chair of the audit committee was eligible to receive an additional annual cash retainer of $7,500, the chair of the compensation committee was eligible to receive an additional annual cash retainer of $5,000 and the chair of the nominating and corporate governance committee was eligible to receive an additional annual cash retainer of $3,500. Audit committee members were eligible to receive an additional cash retainer of $3,750, compensation committee members were eligible to receive an additional annual cash retainer of $2,500 and nominating and corporate governance committee members were eligible to receive an additional annual cash retainer of $1,750.  Each non-employee director who was newly elected or appointed to the board of directors received an initial grant of options to purchase 18,000 shares of our common stock, vesting in three equal annual installments on each of the first three anniversaries of the date of grant, upon such election or appointment to the board of directors.  Non-employee directors will also receive annual grants of options as follows:  each non-employee director, options to purchase 15,000 shares; chair of our board of directors, an additional grant of options to purchase 3,000 shares; chair of the audit committee, an additional grant of options to purchase 5,000 shares; chair of the compensation committee and chair of the nominating and corporate governance committee, an additional grant of options to purchase 2,500 shares; member of the audit committee, an additional grant of options to purchase 2,500 shares; and member of the compensation committee and the nominating and corporate governance committee, an additional grant of options to purchase 1,500 shares.  All of the annual grants will vest on the first anniversary of the date of grant.

Effective January 2017, our board of directors amended the compensation program for our non-employee directors.  Under this restated program, the annual cash retainer for each non-employee director was increased to $35,000 for his or her services, the additional annual cash retainer payable to the chair of our board of directors was decreased to $7,500 and the annual cash retainer payable to the chair of the audit committee was increased to $10,000.  The other cash retainers remained unchanged from the program in effect during 2016.  In addition, under the amended program, non-employee directors will receive annual grants of options as follows:  each non-employee director, options to purchase 30,000 shares; chair of our board of directors, an additional grant of options to purchase 5,000 shares; chair of the audit committee, an additional grant of options to purchase 5,000 shares; chair of the compensation committee and chair of the nominating and corporate governance committee, an additional grant of options to purchase 2,500 shares; member of the audit committee, an additional grant of options to purchase 2,500 shares; and member of the compensation committee and the nominating and corporate governance committee, an additional grant of options to purchase 1,500 shares.  All of the annual grants will vest on the first anniversary of the date of grant.  The amended program did not change the size of awards granted to newly elected or appointed non-employee directors.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the two nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF TODD C. BRADY, M.D., KENNETH J. WIDDER, M.D. AND DAVID A. GONYER, R.PH. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected BDO USA, LLP as the company’s independent registered public accountants for the year ending December 31, 2017 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. BDO USA, LLP has audited the company’s financial statements for the years ended December 31, 2013, 2014, 2015 and 2016. Representatives of BDO USA, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO USA, LLP as the company’s independent registered public accountants is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

The following table represents aggregate fees billed to us for services related to the years ended December 31, 2016 and 2015, by BDO USA, LLP as our independent registered public accounting firm:

	Fiscal Years Ended December 31,
	2016	2015
Audit Fees(1)	$138,596	$132,840
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
	$138,596	$132,840

(1)

Audit Fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, the quarterly review of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees consist of fees billed by BDO USA, LLP for assurance and related services that are reasonably related to the performance of the audit of our financial statements. There were no such fees incurred during 2016 or 2015.

(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by BDO USA, LLP. There were no such fees incurred during 2016 or 2015.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO USA, LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2016 and 2015. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2013 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2013 Employee Stock Purchase Plan, or the 2013 ESPP.  The proposed amended and restated 2013 ESPP is referred to herein as the “Restated ESPP.”  Our board of directors approved the Restated ESPP effective January 25, 2017, subject to stockholder approval.

The Restated ESPP is being submitted for stockholder approval in order to ensure that the Restated ESPP meets the requirements of Section 423 of the Internal Revenue Code (the “Code”). If the Restated ESPP is not approved by our stockholders, the Restated ESPP will have no further force and effect, the existing 2013 ESPP will continue in full force and effect, and we may continue to grant awards under the 2013 ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Overview of Proposed Amendments

Increase in Share Reserve.  We strongly believe that an employee stock purchase program is a necessary and important incentive and retention tool.  The 2013 ESPP was first adopted by our board of directors and approved by our stockholders in 2013 in connection with our initial public offering. As of January 15, 2017, a total of 150,000 shares of our common stock were reserved under the 2013 ESPP and a total of 67,463 shares of common stock remained available under the 2013 ESPP for future issuance.  In addition, the 2013 ESPP contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2013 ESPP on January 1 of each year during the ten year term of the 2013 ESPP, beginning on January 1, 2014. The annual increase in the number of shares is currently equal to the least of:

•	1% of our outstanding capital stock on the first day of the applicable fiscal year;
•	30,000 shares; or
•	an amount determined by our board of directors.

The automatic increases pursuant to the evergreen provision of the 2013 ESPP on each of January 1, 2014, January 1, 2015, January 1, 2016 and January 1, 2017 were 30,000 shares and these increases are included in the total number of shares currently reserved for issuance under the 2013 ESPP set forth above.   Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the 2013 Plan may not exceed an aggregate of 330,000 shares, which may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Pursuant to the Restated ESPP, an additional 100,000 shares will be reserved for issuance under the Restated ESPP and the evergreen provision will be amended such that, commencing on January 1, 2018, and on each January 1 thereafter during the ten-year term of the Restated ESPP, the aggregate number of shares available for issuance under the Restated ESPP shall be increased by that number of shares of our common stock equal to the least of:

•	1% of our outstanding capital stock on the last day of the immediately preceding calendar year;
•	100,000 shares; or
•	an amount determined by our board of directors.

Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the Restated ESPP may not exceed an aggregate of 1,250,000 shares.  All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

The term of the Restated ESPP will also be extended so that the Restated ESPP will terminate in 2027.

The Restated ESPP is not being amended in any material respect other than to reflect the changes described above.

Determination to Approve Restated ESPP

The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under those plans, each at January 15, 2017, and the proposed increase in shares authorized for issuance under the Restated ESPP.

The 2013 ESPP and our 2013 Equity Incentive Award Plan, or the 2013 Plan, are the only equity incentive plans we currently have in place pursuant to which awards may still be granted.   Two of our executives still hold outstanding stock options and restricted stock awards granted under our 2007 Equity Incentive Plan, but no additional awards may be granted under that plan.

	Number of Shares	As a % of Shares Outstanding (1)	Dollar Value (2)

2007 Equity Incentive Award Plan and 2013 Plan
Restricted shares outstanding	45,000	0.4%	$105,750
Options outstanding	1,275,624	10.3%	$2,997,716
Weighted average exercise price of outstanding options	$4.04
Weighted average remaining term of outstanding options	8.30 years
Shares remaining available for grant under 2013 Plan (3)	928,801	7.5%	$2,182,682

Restated ESPP
Shares remaining available for grant under 2013 ESPP	67,463	0.5%	$158,538
Proposed increase in shares available for issuance under Restated Plan (over existing share reserve under 2013 ESPP)(4)	100,000	0.8%	$235,000

(1)	Based on 12,350,360 shares of our common stock outstanding as of January 15, 2017.
(2)	Based on the closing price of our common stock on January 13, 2017, of $2.35 per share.
(3)

Does not include possible future increases to the share reserve under the evergreen provision of the 2013 Plan. Pursuant to the evergreen provision, up to an additional 2,700,000 shares may become available for issuance under the 2013 Plan during its ten-year term.  These 2,700,000 shares represent 21.9% of the outstanding shares of our common stock as of January 15, 2017, and have an aggregate dollar value of $6,345,000 based on the closing price of our common stock on January 13, 2017, of $2.35 per share.

(4)

Does not include possible future increases to the share reserve under the evergreen provision of the Restated ESPP.  Pursuant to the evergreen provision, up to an additional 1,000,000 shares may become available for issuance under the Restated ESPP during its ten-year term.  These 1,000,000 shares represent 8.1% of the outstanding shares of our common stock as of January 15, 2017, and have an aggregate dollar value of $2,350,000 based on the closing price of our common stock on January 13, 2017, of $2.35 per share.

In determining whether to approve the Restated ESPP, including the proposed increase to the share reserve under the Restated ESPP over the share reserve under the existing 2013 ESPP, our board of directors considered the following:

•

Unless the Restated ESPP is authorized and approved by our stockholders, the number of shares available for issuance under the 2013 ESPP may be too limited to effectively achieve its purpose as a powerful incentive and retention tool for employees that benefits all of our stockholders.  We expect the share reserve increase under the 2013 ESPP, prior to the increase included in the Restated ESPP, may be insufficient for the next scheduled purchase date.  The increase will enable us to continue our policy of equity ownership by employees as an incentive to contribute to our success.

•

We expect the proposed aggregate share reserve under the Restated ESPP to provide us with enough shares for the ten year term of the Restated ESPP, assuming employee participation in the Restated ESPP consistent with historical levels, as reflected in our three-year burn rate for the 2013 ESPP, assuming we receive the maximum annual evergreen increases under the Restated ESPP during its ten-year term, and further dependent on the price of our shares and hiring activity during the next few years. We cannot predict our future share usage under the Restated ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated ESPP could last for a shorter or longer time.

•

In fiscal years 2014, 2015 and 2016, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year under all of our equity incentive plans plus shares remaining available for issuance for future awards at the end of the calendar year under all of our equity incentive plans by (2) the number of shares outstanding at the end of the calendar year) was 15.1%, 16.1%, and 15.7%, respectively. If the Restated ESPP is approved, we expect our overhang at the end of 2017 will be approximately 5.1% (excluding any possible future increases to the share reserve under the Restated ESPP or the 2013 Plan pursuant to the evergreen provisions of those plans).

•

In calendar years 2014, 2015 and 2016, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year under all of our equity incentive plans (including shares issued under the 2013 ESPP) by the weighted-average number of shares outstanding during the applicable year) under all of our equity incentive plans were 1.2%, 6.1% and 4.8%, respectively.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated ESPP is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated ESPP.

Summary of the Restated ESPP

The principal features of the Restated ESPP are summarized below, but the summary is qualified in its entirety by reference to the Restated ESPP itself, which is attached as Appendix A to this proxy statement.

Purpose

The purpose of the Restated ESPP is to assist our eligible employees in acquiring a stock ownership interest in our company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Securities Subject to the Restated ESPP

A total of 250,000 shares of our common stock are authorized for issuance under the Restated ESPP (after taking into account the increase of 100,000 shares added in connection with this amendment and restatement).  In addition, commencing on January 1, 2018 and on each January 1 thereafter during the ten-year term of the Restated ESPP, the aggregate number of shares available for issuance under the Restated ESPP shall be increased by that number of shares of our common stock equal to the least of:

•	1% of our outstanding capital stock on the last day of the immediately preceding calendar year;
•	100,000 shares; or
•	an amount determined by our board of directors.

Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the Restated ESPP may not exceed an aggregate of 1,250,000 shares.  All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Administration

Our board of directors or its committee has full and exclusive authority to interpret the terms of the Restated ESPP and determine eligibility. Our compensation committee is the administrator of the Restated ESPP.

Eligibility

Our employees are eligible to participate in the Restated ESPP if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year on the day prior to the first day of the offering period. However, an employee may not be granted rights to purchase stock under our Restated ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock.

Eligible employees become participants in the Restated ESPP by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the relevant offering date. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

As of March 1, 2017, the most recent enrollment date, there were seven employees who were eligible to participate in the Restated ESPP, all of whom had elected to participate.

Participation in an Offering

Offering Periods and Purchase Periods. Our Restated ESPP is intended to qualify under Code Section 423 and stock will be offered under the Restated ESPP during offering periods. The length of the offering periods under the Restated ESPP will be determined by our compensation committee and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the compensation committee for each offering period, but will generally be the last trading day in each offering period. The compensation committee may, in its discretion, modify the terms of future offering periods.

The Restated ESPP is currently implemented by six-month “offering periods.” A new six-month offering period will commence on each of September 1 and March 1 during the term of the Restated ESPP. “Purchase dates” will be set for the last trading day in each six-month offering period and will occur on each of August 31 and February 28 (unless such days are not trading days).

Enrollment; Contributions. Our Restated ESPP permits participants to purchase common stock through payroll deductions of up to 20% of their eligible compensation, which includes a participant’s gross base compensation for services to the company, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. Unless otherwise determined by the administrator prior to the commencement of an offering period, a participant may purchase a maximum of 25,000 shares of common stock during each offering period. In addition, no employee will be permitted to accrue the right to purchase stock under the Restated ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

After an employee authorizes us to deduct a certain percentage of his or her compensation for the purchase of shares under the Restated ESPP, we will make such deductions from his or her paycheck each pay period during an offering period and hold the accumulated amounts in a bank account until the completion of the offering period. An employee will not receive any interest on the amounts of compensation that we accumulate for the purchase of shares under the Restated ESPP. We may use all funds held by us under the Restated ESPP for any corporate purpose, and we are not obligated to segregate such funds.

Purchase Rights. On the first day of each offering period, each participant automatically is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the applicable purchase date. The fair market value per share of our common stock under the Restated ESPP is generally is the closing sale price of our common stock on the Nasdaq Stock Market on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists.  The closing price per share of our common stock on the Nasdaq Stock Market on March 15, 2017, was $3.16.

Withdrawal; Termination of Employment. Participants may end their participation at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of company assets to stockholders (other than normal cash dividends), or any other corporate event affecting our common stock, the number of shares reserved under the Restated ESPP and the price per share and number of shares of our common stock covered by each outstanding right may be adjusted proportionately. Such adjustments will be made by the administrator of the Restated ESPP, whose determination in that respect will be final, binding and conclusive.

In the event of certain significant transactions or a change in control (as defined in the Restated ESPP), the administrator of the Restated ESPP may provide for (1) either the replacement or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights. Under the Restated ESPP, a change in control has the same definition as given to such term in the 2013 ESPP.

Transferability. A participant may not transfer rights granted under the Restated ESPP other than by will, the laws of descent and distribution or as otherwise provided under the Restated ESPP.

Amendment and Termination. The administrator of the Restated ESPP may amend, suspend or terminate the Restated ESPP. However, stockholder approval of any amendment to the Restated ESPP will be obtained for any amendment which changes the aggregate number or type of shares that may be sold pursuant to rights under the Restated ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the Restated ESPP or changes the Restated ESPP in any manner that would cause the Restated ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The Restated ESPP will terminate no later than the tenth anniversary of the Restated ESPP’s initial adoption by our board of directors.

Federal Income Tax Consequences Associated with the Restated ESPP

The material federal income tax consequences of the Restated ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the Restated ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

The Restated ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Restated ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Restated ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

New Plan Benefits

Benefits under the Restated ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Restated ESPP.

Plan Benefits under the 2013 ESPP

As of December 31, 2016, each of our named executive officers and the other groups identified below have purchased the following shares under the 2013 ESPP:

	Shares Purchased (#)	Aggregate Purchase Price ($)

David A. Gonyer, President, CEO and Director	11,403	$39,716
Matthew J. D'Onofrio, EVP, CBO, Secretary and Treasurer	17,608	$63,398
Marilyn R. Carlson, Chief Medical Officer	16,639	$63,748
All Executive Officers as a Group (3 Persons)	45,650	$166,862
All Non-Executive Officers as a Group (6 Persons)	71,134	$270,180
All Non-Executive Employees as a Group (4 Persons)	36,877	$143,034

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the Restated ESPP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT AND RESTATEMENT OF OUR 2013 EMPLOYEE STOCK PURCHASE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 6, 2017 by:

•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 15,388,325 shares of common stock outstanding on March 6, 2017. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 6, 2017 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Evoke Pharma, Inc., 420 Stevens Avenue, Suite 370, Solana Beach, CA 92075.  We believe, based on information provided to us that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Total
5% or Greater Stockholders
Funds affiliated with LVP GP III, LLC(1)	1,588,579	10.3%
1 Embarcadero Center, Suite 4050
San Francisco, CA 94111

Executive Officers and Directors
David A. Gonyer, R.Ph.(2)	463,338	3.0%
Matthew J. D'Onofrio(3)	347,483	2.2%
Marilyn R. Carlson, D.M.D., M.D.(4)	89,903	*
Cam L. Garner(5)	392,105	2.5%
Todd C. Brady, M.D., Ph.D.(6)	59,000	*
Scott L. Glenn (7)	94,355	*
Malcolm R. Hill, Pharm.D.(8)	71,750	*
Ann D. Rhoads(9)	57,500	*
Kenneth J. Widder, M.D.(1)(10)	55,000	*
All executive officers and directors as a group (9 persons)(11)	3,219,013	20.0%

*	Less than 1%
(1)

Includes 1,472,867 shares held by LVP Life Science Ventures III, L.P., 73,641 shares held by LVP III Associates, L.P., 36,821 shares held by LVP III Partners, L.P., and 5,250 shares held by LVPMC, LLC. LVP GP III, LLC is the general partner of LVP Life Science Ventures III, L.P., LVP III Associates, L.P. and LVP III Partners, L.P. Patrick F. Latterell, Stephen M. Salmon and James N. Woody, the members of LVPMC, LLC and LVP GP III, LLC, share voting and investment power with respect to these shares. Each member disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Information regarding these shares is based in part on the Schedule 13G filed by these entities with the SEC on February 12, 2015 and a Form 3 filed by these entities with the SEC on February 24, 2017. The address for LVP GP III, LLC is 2603 Camino Ramon, Suite 200, San Ramon, California 94583.

(2)	Includes 158,935 shares Mr. Gonyer has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.
(3)	Includes 122,875 shares Mr. D’Onofrio has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.
(4)	Includes 65,389 shares Dr. Carlson has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.

(5)

Includes (a) 235,605 shares held by Garner Investments, L.L.C., of which Mr. Garner is the managing member, (b) 100,000 shares held by The Garner Family Foundation of which Mr. Garner is Director, Secretary and Chief Financial Officer, and (c) 56,500 shares that Mr. Garner has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.

(6)	Includes 55,000 shares Mr. Brady has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.
(7)

Includes (a) 25,250 shares held by Glenn Holdings, L.P., of which Mr. Glenn is the General Partner, (b) 15,605 shares held by Windamere III, LLC, of which Mr. Glenn is the Managing Member, and (c) 53,500 shares that Mr. Glenn has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.

(8)	Includes 52,500 shares that Dr. Hill has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.
(9)	Includes 57,500 shares that Ms. Rhoads has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.
(10)	Includes 55,000 shares that Dr. Widder has the right to acquire pursuant to outstanding options which are immediately exercisable within 60 days of March 6, 2017.
(11)	Includes 677,199 shares of common stock subject to outstanding options which are immediately exercisable within 60 days of March 6, 2017.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth certain information about our executive officers as of March 6, 2017:

Name	Age	Position
David A. Gonyer, R.Ph.	53	President, Chief Executive Officer and Director
Matthew J. D’Onofrio	47	Executive Vice President, Chief Business Officer, Secretary & Treasurer
Marilyn R. Carlson, D.M.D., M.D.	69	Chief Medical Officer

The biography of David A. Gonyer, R.Ph. can be found under “Proposal 1 — Election of Directors.”

Matthew J. D’Onofrio is one of our co-founders and has served as our Executive Vice President, Chief Business Officer, Secretary and Treasurer since 2010 and as our Executive Vice President, Corporate Development, Secretary and Treasurer since March 2007. Mr. D’Onofrio has over 24 years of experience in both large and small pharmaceutical firms. Prior to founding Evoke, Mr. D’Onofrio was Vice President, Business Development for Victory Pharma, a specialty pharmaceutical company based in San Diego. Mr. D’Onofrio was previously Director and Head of West Coast Business Development at Vertex Pharmaceuticals, Incorporated, a biotechnology company, directing partnership efforts associated with the La Jolla research facility as well as other corporate assets. Mr. D’Onofrio also held various commercial roles of increasing responsibility over a decade at Eli Lilly & Company, including significant experience in worldwide corporate business development.  Mr. D’Onofrio earned a B.S. in Chemistry from San Diego State University and an M.B.A. from the University of Southern California.

Marilyn R. Carlson, D.M.D., M.D., has served as our Chief Medical Officer since December 2013.  Dr. Carlson has worked closely with Evoke as an outside consultant since the company was founded in 2007.  Dr. Carlson has been the key clinical and regulatory expert for Evoke through the entire development of EVK-001, including all clinical trials conducted in support of the drug for patients with gastroparesis. She has also participated in all of Evoke's meetings with the U.S. Food & Drug Administration, or FDA. Prior to joining Evoke, in 2012 Dr. Carlson helped found Agility Clinical, Inc., a contract research organization focused on the support of virtual companies, start-up companies and companies with orphan drugs. From 2004 to 2012, Dr. Carlson served as Vice President, Medical and Regulatory Affairs at Synteract, Inc., a clinical research organization, where she was responsible for safety surveillance, medical monitoring and regulatory submissions, among other duties. In 2004, Dr. Carlson founded and served as President of entreMeDica, Inc., a consulting firm offering chief medical officer services to biotechnology and life sciences companies with marketed products and products in development in a variety of therapeutic areas.  Dr. Carlson also served as Vice President, Medical/Regulatory and Chief Medical Officer at Prometheus Laboratories Inc. from 2000 to 2004 and as Vice President, Clinical and Medical Affairs and Chief Medical Officer at Advanced Corneal Systems (now ISTA Pharmaceuticals) in 2000. Before that, Dr. Carlson worked at XOMA (US) LLC as Vice President, Clinical and Medical Affairs from 1999 to 2000 and as Medical Director from 1997 to 1999. From 1991 to 1997, Dr. Carlson held positions in clinical research, medical affairs and technical brand management at Procter & Gamble Healthcare and Procter & Gamble Pharmaceuticals. Prior to joining The Procter & Gamble Company, Dr. Carlson held academic and clinical positions at Case Western Reserve University, Western Reserve Geriatric Education Center and the MetroHealth Medical Center in Cleveland, Ohio. She holds a B.A. from Hunter College of the City University of New York, a D.M.D. from the Harvard School of Dental Medicine and an M.D. from Case Western Reserve University School of Medicine, and completed an internal medicine residency at The Cleveland Clinic Foundation.

Overview

This Executive Compensation section provides information about the material components of our executive compensation program for our “named executive officers,” consisting of the following persons:

•	David A. Gonyer, R.Ph., our President and Chief Executive Officer;
•	Matthew J. D’Onofrio, our Executive Vice President, Chief Business Officer, Secretary and Treasurer; and
•	Marilyn R. Carlson, D.M.D., M.D., our Chief Medical Officer.

Summary Compensation Table

The following table shows information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total $

David A. Gonyer, R.Ph.
President and Chief Executive Officer	2016	$400,000	$200,000	$206,748	$31,945	$838,693
	2015	$380,000	$156,000	$320,336	$29,082	$885,418

Matthew J. D'Onofrio
Executive Vice President, Chief Business Officer, Secretary and Treasurer	2016	$335,500	$134,200	$166,016	$21,303	$657,019
	2015	$323,291	$106,000	$280,294	$19,403	$728,988

Marilyn T. Carlson, D.M.D., M.D.
Chief Medical Officer	2016	$310,000	$93,000	$137,696	$20,503	$561,199
	2015	$293,550	$72,000	$180,189	$14,993	$560,732

(1)	Amounts shown represent performance bonuses earned for 2016 and 2015, which were each paid in cash during the first quarter of 2017 and 2016, respectively.
(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2016 and 2015 computed in accordance with Financial Accounting Standard Board ASC Topic 718 for stock-based compensation transactions, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

For 2016, also includes the incremental fair value of the options granted during 2016 to the named executive officers pursuant to the option exchange program.  As a result of the option exchange, the incremental fair value compared to the surrender date fair value of the surrendered options for each of our named executive officers was as follows:  Mr. Gonyer, $33,263; Mr. D’Onofrio, $33,351; and Dr. Carlson, $35,646.

(3)

Amount shown represents the cost of company-paid health insurance premiums (in the case of Mr. Gonyer and Mr.  D’Onofrio) and reimbursement for health insurance benefits (in the case of Dr. Carlson) during 2016 and 2015.

Narrative Disclosure to Compensation Tables

Employment Agreements

Employment Agreements with Messrs. Gonyer and D'Onofrio

We have entered into employment agreements with each of Messrs. Gonyer and D’Onofrio, which agreements were amended and restated in June 2013.

Pursuant to each of the employment agreements, if we terminate such officer’s employment without cause (as defined below), such officer resigns for good reason (as defined below) or such officer’s employment is terminated as a result of his or her death or following his or her permanent disability, the executive officer or his or her estate, as applicable, is entitled to the following payments and benefits: (1) fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he or she is entitled; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) a lump sum cash payment in an amount equal to his or her bonus (as defined below) for the year in which the termination of his employment occurs, prorated for the period of his service during such year, provided that the officer shall not be entitled to receive such amount in the event that his termination results from his discharge by us without cause prior to a change in control (as defined below); (4) a lump sum cash payment in an amount equal to the cost of the continuation of health benefits for a period of 12 months following date of termination; (5) a lump sum cash payment in an amount equal to the cost of his life insurance premiums for a period of 12 months following the date of termination; (6) solely in the event of the officer’s termination by us without cause or by the officer for good reason, a lump sum cash payment in an amount equal to $15,000 for outplacement service; and (7) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had such executive officer remained continuously employed by us during such period. In the event an officer’s termination without cause or resignation for good reason occurs within three months prior to the occurrence of a change in control or within 12 months following a change in control, all of his outstanding unvested stock awards will accelerate and become fully vested on the later of (1) the date of termination or (2) the date of such change in control.

Effective in January 2017, Mr. D’Onofrio’s employment agreement was amended to increase his target annual bonus under the Company’s bonus plan or plans applicable to senior executives from 40% of his base salary actually paid for such year to 45% of his base salary actually paid for such year, effective for 2017.

Employment Agreement with Dr. Carlson

In connection with her commencement of employment in December 2013, we entered into an employment agreement with Dr. Carlson.

Pursuant to the employment agreement, Dr. Carlson agrees to devote 80% of her productive time and efforts to the performance of her duties as Chief Medical Officer. Pursuant to the employment agreement, Dr. Carlson’s base salary is subject to review each year at the sole discretion of the compensation committee. Dr. Carlson is also eligible to earn, commencing with the fiscal year ending December 31, 2014, an annual cash performance bonus under the Company’s bonus plan or plans applicable to senior executives. In January 2017, Dr. Carlson’s employment agreement was amended to increase her target annual bonus under any such plan from 30% of her base salary actually paid for such year to 40% of her base salary actually paid for such year, effective for 2017. The annual cash performance bonus payable is based on the achievement of individual and/or Company performance goals to be determined in good faith by the compensation committee. The Company also pays Dr. Carlson a taxable monthly payment equal to the monthly premium Dr. Carlson pays for healthcare coverage under Medicare, in an amount not to exceed $2,000 per month.

Pursuant to the employment agreement, if we terminate Dr. Carlson’s employment without cause (as defined below) or Dr. Carlson resigns for good reason (as defined below), Dr. Carlson is entitled to the following payments and benefits: (1) fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a lump sum cash payment in an amount equal to her monthly base salary as in effect immediately prior to the date of termination for a period of nine months; (3) a lump sum cash payment in an amount equal to her bonus for the year in which the termination of her employment occurs, prorated for the period of her service during such year, provided that Dr. Carlson shall not be entitled to receive such amount in the event that her termination results from her discharge by the Company without cause prior to a change in control (as defined below); and (4) a taxable monthly payment in an amount equal to her monthly healthcare coverage costs under Medicare as in effect immediately prior to the date of termination, in an amount not to exceed $2,000 per month, for a period of nine months.

In the event Dr. Carlson’s termination without cause or resignation for good reason occurs within three months prior to the occurrence of a change in control or within 12 months following a change in control, all of her outstanding unvested stock awards will accelerate and become fully vested on the later of (1) the date of termination or (2) the date of such change in control.

Dr. Carlson’s employment agreement also contains standard confidentiality, non-competition and non-solicitation covenants.

Defined Terms for Purposes of Employment Agreements

For purposes of the employment agreements with the named executive officers, “cause” generally means an executive officer’s (1) commission of an act of fraud, embezzlement or dishonesty that has a material adverse impact on us or any successor or affiliate of ours; (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony; (3) unauthorized use or disclosure of our confidential information or trade secrets or any successor or affiliate of ours that has a material adverse impact on any such entity; (4) gross negligence, insubordination or material violation of any duty of loyalty, or any other material misconduct on the part of the executive officer; (5) ongoing and repeated failure or refusal to perform or neglect of his or her duties as required by his or her employment agreement, which failure, refusal or neglect continues for 15 days following his or her receipt of written notice from our board of directors stating with specificity the nature of such failure, refusal or neglect; or (6) breach of any material provision of his or her employment agreement.

For purposes of the employment agreements with the named executive officers, “good reason” generally means (1) other than for Dr. Carlson, a change in the executive officer’s status, position or responsibilities that, in the executive officer’s reasonable judgment, represents a substantial and material reduction in the status, position or responsibilities as in effect immediately prior thereto; the assignment to the executive officer of any duties or responsibilities that, in the executive officer’s reasonable judgment, are materially inconsistent with such status, position or responsibilities; or any removal of the executive officer from or failure to reappoint or reelect the executive officer to any of such positions, except in connection with the termination of the executive officer’s employment for cause (as defined above), as a result of his or her permanent disability or death, or by the executive officer other than for good reason; (2) with respect to Dr. Carlson, a material diminution in her authority, duties or responsibilities; (3) a material reduction in the executive officer’s annual base salary, except in connection with a general reduction in the compensation of our or any successor’s or affiliate’s personnel with similar status and responsibilities; (4) our or any successor’s or affiliate’s requirement the executive officer (without the executive officer’s consent) be based at any place outside a 50-mile radius of his or her placement of employment as of the effective date of the employment agreement, except for reasonably required travel for our or any successor’s or affiliate’s business that is not materially greater than such travel requirements prior to the effective date of the employment agreement; (5) any material breach by us or any successor or affiliate of obligations to the executive officer under the employment agreement; (6) other than for Dr. Carlson, any purported termination of the executive officer’s employment or service relationship for cause (as defined above) by us or any successor or affiliate that is not in accordance with the definition of cause; or (7) other than for Dr. Carlson, a change in control (as defined below).

For purposes of the employment agreements with the named executive officers, “bonus” generally means an amount equal to the greater of (1) the executive officer’s target bonus for the fiscal year in which the date of termination occurs; or (2) the bonus awarded to the executive officer for the fiscal year prior to the date of termination (which bonus shall be annualized to the extent the executive officer was not employed for the entire fiscal year prior to the date of termination). If any portion of the bonus awarded to the executive officer consisted of securities or other property, the fair market value thereof shall be determined in good faith by our board of directors.

For purposes of the employment agreements with the named executive officers, “change in control” has the same meaning as such term is given under the terms of our 2007 Equity Incentive Plan, except that for purposes of the employment agreements a change in control will not be triggered pursuant to a change in the composition of our board of directors, as more fully described below.

Executive Compensation Components

2016 Peer Group

During 2016, our compensation committee retained Barney & Barney LLC as its independent compensation consultant.  Barney & Barney assisted the compensation committee in confirming a peer group of companies to be used in the compensation setting process.  For 2016, a peer group of 22 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

•	Market capitalization less than $500 million.
•	Revenues less than $50 million.
•	Employee size less than 100 employees.
•	Peer group companies were located nationally.

The 2016 peer group consisted of the following companies:

AcelRx Pharmaceuticals, Inc.	GTx, Inc.
Aldeyra Therapeutics, Inc.	ImmunoCellular Therapeutics Ltd.
Apricus Biosciences, Inc.	Mast Therapeutics
ArQule, Inc.	MedicNova, Inc.
Conatus Pharmaceuticals, Inc.	Mirati Therapeutics
Cyclacel Pharmaceuticals, Inc.	Otonomy, Inc.
Cytokinetics, Inc.	Sophiris Bio, Inc.
CytRx Corporation	Sorrento Therapeutics, Inc.
Endocyte, Inc.	Stemline Therapeutics, Inc.
Fate Therapeutics, Inc.	Tonix Pharmaceuticals
Geron Corporation	Tracon Pharmaceuticals, Inc.

While our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2017 base salaries, target bonuses and equity awards for our named executive officers, our committee did not attempt to set those compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members relied on their judgment and experience in setting those compensation levels and making those awards.

We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the board of directors and compensation committee believe that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective, competitive and contingent on the achievement of performance objectives.

The actual base salaries paid to all of our named executive officers for 2017 are set forth in the “Summary Compensation Table” above.

In January 2016, our compensation committee approved base salary increases for 2016 for Messrs. Gonyer and D'Onofrio and Dr. Carlson to $400,000, $335,500 and $310,000, respectively.  These base salary increases represented adjustments of approximately 5%, 4% and 6%, respectively, and were intended to bring the base salaries of our named executive officers closer to the median level of similarly-situated executives for our peer group companies.

In January 2017, our compensation committee approved base salary increases for 2017 for Messrs. Gonyer and D'Onofrio and Dr. Carlson to $425,000, $345,000 and $325,000, respectively. These base salary increases represented adjustments of approximately 6.3%, 2.8% and 4.8%, respectively.

The base salaries of our named executive officers continue to be below the median level of similarly-situated executives for our peer group of companies.

Annual Cash Performance Bonuses

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our compensation committee and board of directors.

Bonuses are set based on a percentage of the executive’s base salary as of the end of the bonus year and are expected to be paid out in the first quarter of the following year. The target levels for 2016 executive bonuses were as follows: 50% for our Chief Executive Officer, 40% for our Executive Vice President and Chief Business Officer, and 30% for our Chief Medical Officer. The executive bonuses are 100% based on the achievement of corporate objectives that are set each year by the board of directors and the compensation committee.  All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee.

For 2016, the corporate performance objectives for our Chief Executive Officer and our Executive Vice President and Chief Business Officer were related to clinical and regulatory development, commercial development, and corporate financial objectives. These performance objectives and areas of emphasis were used as a guide by the compensation committee and board of directors in determining overall corporate performance for these executives as they represented those areas in which they were expected to focus their efforts during the year.  Both qualitative and quantitative guidelines were established for purposes of evaluating performance relating to these corporate objectives during 2016.  In coming to its final determination regarding the overall corporate achievement for 2016, our compensation committee noted our clinical and regulatory development milestones related to Gimoti, including (1) clinical trial completion of our Phase 3 (METO-IN-003) and parallel trial in men (METO-IN-004); (2) strategic financial resourcing; (3) clinical trial analysis; and (4) FDA related communications and activities.  In addition, the compensation committee considered our cash management efforts which included managing expenditures within budgeted levels and repaying our debt agreement with Square 1 Bank. As a result of these achievements, the compensation committee determined to award a corporate achievement level of 100% for our Chief Executive Officer and Executive Vice President and Chief Business Officer.

For 2016, the corporate performance objectives for our Chief Medical Officer were related to the continued clinical and regulatory development of EVK-001. These performance objectives and area of emphasis was used as a guide by the compensation committee and board of directors in determining overall corporate performance for purposes of our Chief Medical Officer's annual bonus as it represented the area in which she was expected to focus her efforts during the year.  Both qualitative and quantitative guidelines were established for purposes of evaluating her performance relating to these corporate objectives during 2016. As a result of the clinical development milestones related to EVK-001 that were attained, including (1) clinical trial completion of our Phase 3 (METO-IN-003) and parallel trial in men (METO-IN-004)  and (2) FDA related activities, the compensation committee determined to award a corporate achievement level of 100% for our Chief Medical Officer.

The overall achievement level was then used to determine each named executive officer’s bonus.  The bonuses paid to our named executive officers for 2016 are set forth in the “Summary Compensation Table” above.

Equity Compensation

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants.  Our compensation committee reviews competitive market data prepared by Barney & Barney in connection with its grant of long-term equity incentive awards to the named executive officers, but such awards are not determined by reference to any specific target level of compensation or benchmarking. Based upon these factors, the compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. We have not granted any equity awards other than stock options to date.

To reward and retain our named executive officers in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Stock option awards granted to our named executive officers generally vest on a monthly basis over a four-year period.  From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

In January 2016, our named executive officers were granted stock options to purchase shares of our common stock, which stock options vest on a monthly basis over a four-year period.  Specifically, Messrs. Gonyer and D'Onofrio and Dr. Carlson were granted options to purchase 85,000, 65,000 and 50,000 shares of our common stock, respectively.

In January 2017, our named executive officers were granted stock options to purchase shares of our common stock, which stock options vest on a monthly basis over a four-year period.  Specifically, Messrs. Gonyer and D'Onofrio and Dr. Carlson were granted options to purchase 225,000, 150,000 and 100,000 shares of our common stock, respectively.

On February 5, 2016, we agreed to allow our seven current employees to exchange their existing options to purchase shares of our common stock granted on December 2, 2013, March 3, 2014 or March 6, 2015 for a lesser number of new stock options, as described below.  All of the existing stock options that were surrendered by the employees had exercise prices significantly above the recent trading prices of our common stock and the average market price of our common stock over the prior 12 months.  Employees received three new options for every four eligible options surrendered. This “exchange ratio” (3-for-4) was applied on a grant-by-grant basis. Each new option issued to the employees has a grant date of February 5, 2016, and a per share exercise price equal to the closing price per share of our common stock on the grant date.  The new stock options are subject to a new vesting schedule and will vest monthly over three years commencing January 1, 2016, subject to the holder’s continuous service to us through the applicable vesting date. The new stock options retain the same expiration date as the surrendered stock options to which they relate, and will be treated as non-qualified stock options for U.S. tax purposes.  The other terms and conditions of the new options will be governed by the terms and conditions of our 2013 Equity Incentive Award Plan and the stock option agreements entered into thereunder.

The following table shows the number of options surrendered and received by the named executive officers pursuant to the option exchange:

Named Executive Officer	Stock Options Surrendered	Stock Options Received

David A. Gonyer	174,250	130,687
Matthew J. D'Onofrio	164,250	123,187
Marilyn R. Carlson	145,000	108,750

We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information. Stock options granted to our named executive officers may be subject to accelerated vesting in certain circumstance. For additional discussion, please see “Employment Agreements” above and “Change in Control Benefits” below.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan that allows eligible employees to contribute a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our named executive officers in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans.  We do not provide our named executive officers with significant perquisites or other personal benefits.  We do, however, reimburse Dr. Carlson for her health care premiums and pay for the health and welfare benefits for our other named executive officers and our other four employees.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan, or ESPP, that allows eligible employees to purchase our common stock at a discount, subject to applicable limits as set forth in the ESPP, through payroll deductions of up to 20% of their eligible compensation.  All of our employees, including our named executive officers, participate in the ESPP on the same terms and conditions.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

Termination and Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with certain qualifying terminations of employment and/or a change in control of our company. Each of our named executive officers’ employment agreements entitles them to severance in the event of their termination without cause or their resignation for good reason (and, for Mr. Gonyer and Mr. D'Onofrio, upon termination by reason of death or disability).  In addition, each named executive officer is entitled to accelerated vesting of all outstanding equity awards upon his or her termination without cause or their resignation for good reason within three months prior to the occurrence of a change in control or within 12 months following a change in control of our company. In addition, the occurrence of a change in control constitutes “good reason” for Mr. Gonyer's and Mr. D'Onofrio's resignation under their employment agreements. For additional discussion, please see “Employment Agreements” above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options and unvested stock awards for each of the named executive officers outstanding as of December 31, 2016:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

David A. Gonyer	2/5/2016	20,000	40,000	(3)	3.04	3/5/2025	—		—
	2/5/2016	23,562	47,125	(3)	3.04	12/1/2023	—		—
	1/28/2016	21,250	63,750		3.07	1/27/2026	—		—
	2/9/2011	72,000	—		0.40	2/8/2021	—		—
	9/14/2007	—	—		—	—	22,500	(4)	45,450

Matthew J. D'Onofrio	2/5/2016	17,500	35,000	(3)	3.04	3/5/2025	—		—
	2/5/2016	23,562	47,125	(3)	3.04	12/1/2023	—		—
	1/28/2016	16,250	48,750		3.07	1/27/2026	—		—
	2/9/2011	46,000	—		0.40	2/8/2021	—		—
	9/14/2007	—	—		—	—	7,500	(4)	15,150

Marilyn R. Carlson	2/5/2016	11,250	22,500	(3)	3.04	3/5/2025	—		—
	2/5/2016	25,000	50,000	(3)	3.04	12/1/2023	—		—
	1/28/2016	12,500	37,500		3.07	1/27/2026	—		—

(1)

Except as otherwise described below, the options have a ten year term and vest on a monthly basis over a four-year period following the grant date, subject to the option holder's continuous service through each such vesting date.  All options granted prior to the date of our initial public offering were immediately exercisable.  Restricted stock issued upon exercise of unvested options that have been “early exercised” are subject to our right to repurchase such unvested shares within 90 days of termination of employment.

(2)	The market values shown were computed using $2.02 per share, the closing price per share of our common stock on December 31, 2016.
(3)

This option was granted pursuant to the stock option exchange we completed on February 5, 2016 and in exchange a new unvested option covering a lesser number of shares determined in accordance with the “exchange ratio” (described above) with an exercise price of $3.04 per share was granted to the holder. The new options will vest monthly over three years, commencing January 1, 2016. Employees received three new options for every four eligible options surrendered, with this exchange ratio applied on a grant-by-grant basis and the resulting number of options rounded down to the nearest whole share. The new stock options retained the same expiration date as the surrendered stock options to which they related, and will be treated as non-qualified stock options for U.S. tax purposes.

(4)

Such shares shall be released from our repurchase option upon a new drug application submission for our nasal metoclopramide product candidate, subject to the executive’s continued service with us on the date of such events.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,275,624	$4.04	666,264
Equity compensation plans not approved by security holders	—	—	—
Total	1,275,624	$4.04	666,264
(1)

The material features of our 2013 Equity Incentive Award Plan are described in Note 6 to our financial statements included in our Annual Report on Form 10-K.  The material features of our 2013 Employee Stock Purchase Plan are summarized in “Proposal 3:  Approval of the Amendment and Restatement of 2013 Employee Stock Purchase Plan.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2016 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.  We also describe below certain other transactions with our directors, executive officers and stockholders. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Investor Rights Agreement

We entered into an investor rights agreement in June 2007 with the holders of our convertible preferred stock, including entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock issuable upon conversion of their convertible preferred stock, a right of first refusal to purchase future securities sold by us and certain additional covenants made by us. Except for the best effort registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the investor rights agreement), all rights under this agreement terminated upon the completion of our IPO. The registration rights will terminate in 2020, or for any particular holder with registration rights, at such time when all securities held by that stockholder subject to registration rights may be sold pursuant to Rule 144 under the Securities Act.

Employment Agreements

We have entered into employment agreements with the following executive officers: David A. Gonyer, R.Ph., our President and Chief Executive Officer; Matthew J. D’Onofrio, our Executive Vice President, Chief Business Officer, Secretary and Treasurer and Marilyn R. Carlson, D.M.D., M.D., our Chief Medical Officer. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Compensation Table―Employment Agreements” above.

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section “Executive Compensation and Other Information—Narrative Disclosure to Compensation Table—Equity Compensation” above.

Other Transactions with Related Parties

Our Chief Medical Officer, Marilyn Carlson, serves on the executive management team of a clinical research organization that provides clinical trial services to us.  For the years ended December 31, 2016 and 2015, we incurred an aggregate of approximately $13,000 and $218,000, respectively, in fees for these services.

Policies and Procedures for Related Person Transactions

Pursuant to our audit committee charter, our audit committee is responsible for reviewing and approving all transactions with related parties which are required to be reported under applicable SEC regulations, other than compensation-related matters. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead our audit committee intends to review such transactions on a case by case basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  To our knowledge, based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2016, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals from stockholders intended to be presented at our annual meeting of stockholders to be held in 2018 must be received by us no later than November 22, 2017, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2018 annual meeting of stockholders, such a proposal must be received by us no earlier than January 3, 2018 and no later than February 2, 2018. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not less than 90 calendar days before nor more than 120 calendar days in advance of such annual meeting, or if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2018 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2016 will be mailed to stockholders of record on or about March 22, 2017. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Evoke Pharma, Inc., 420 Stevens Avenue, Suite 370, Solana Beach, California, Attention: Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

David A. Gonyer, R.Ph.
President and Chief Executive Officer and Director

Solana Beach, CA

March 22, 2017

APPENDIX A
2016 AMENDED AND RESTATED EVOKE PHARMA, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN

EVOKE PHARMA, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective January 25, 2017)

ARTICLE 1.

PURPOSE

The purposes of this Evoke Pharma, Inc. 2013 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of Evoke Pharma, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article 11.

2.2“Applicable Law” shall mean any applicable law, including without limitation; (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3“Board” shall mean the Board of Directors of the Company.

2.4“Change in Control” shall mean and include each of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the

Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)The Company’s stockholders approve a liquidation or dissolution of the Company.

The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.6“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.

2.7“Common Stock” shall mean the common stock of the Company and such other securities of the Company that may be substituted for Common Stock pursuant to Article 8.

2.8“Company” shall mean Evoke Pharma, Inc., a Delaware corporation.

2.9“Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

2.10“Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.11“Eligible Employee” shall mean an Employee of the Company or any Designated Subsidiary : (a) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (b) whose customary employment is for more than twenty hours per week; and (c) whose customary employment is for more than five months in any calendar year. For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e). For purposes of clause (a) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

2.12“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13“Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.14“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15“Fair Market Value” means, as of any given date, the fair market value of a Share on the date determined as follows (unless an alternative definition is approved by the Administrator and set forth in the applicable Award Agreement, in which case such definition shall apply to such Award):

(a)If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Common Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith, as of any given date, the fair market value of a Share on the date determined by such methods or procedures as may be established from time to time by the Administrator.

2.16“Offering Document” shall have the meaning given to such term in Section 4.1.

2.17“Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 4.1.

2.18“Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19“Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.20“Plan” shall mean this amended and restated Evoke Pharma, Inc. 2013 Employee Stock Purchase Plan, as it may be amended from time to time.

2.21“Purchase Date” shall mean the last Trading Day of each Offering Period.

2.22“Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article 8; provided, further, that the Purchase Price shall not be less than the par value of a Share.

2.23“Restatement Effective Date” shall have the meaning set forth in Article 10.

2.24“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.25“Share” shall mean a share of Common Stock.

2.26“Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.27“Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1Number of Shares. Subject to Article 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 250,000 shares. In addition to the foregoing, subject to Article 8, commencing on the first January 1 following the Restatement Effective Date, and on each January 1 thereafter during the 10-year term of the Plan, the number of Shares that shall be made available for sale under the Plan shall be increased by that number of Shares equal to the least of (a) 1% of the Company’s outstanding shares on such date, (b) 100,000 shares, or (c) a lesser amount determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to rights granted under the Plan shall not exceed an aggregate of 1,250,000 shares, subject to Article 8.

3.2Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE 4.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 shares;

(c)such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 5 and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

5.2Enrollment in Plan.

(a)Except as otherwise set forth in Section 5.8 or in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Administrator provides.

(b)Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 20% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article 7.

(d)Except as otherwise set forth in an Offering Document, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which his or her authorization is applicable, unless sooner terminated by the Participant as provided in Article 8.

5.4Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article 7 or otherwise becomes ineligible to participate in the Plan.

5.5Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

5.8Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE 6.

GRANT AND EXERCISE OF RIGHTS

6.1Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2(b), subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of shares of the Company’s Common Stock as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period.

6.2Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article 6 on such Purchase Date, and shall either (a) continue all Offering Periods then in effect, or (b) terminate any or all Offering Periods then in effect pursuant to Article 9. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.5Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b)The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE 7.

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

7.1Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator no later than one week prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new subscription agreement.

7.2Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 7 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE 8.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1Changes in Capitalization. Subject to Section 8.3, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Administrator may make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(a)To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(c)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) terminated; and

(e)To provide that all outstanding rights shall terminate without being exercised.

8.3No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 9.

AMENDMENT, MODIFICATION AND TERMINATION

9.1Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article 8); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

9.3Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

ARTICLE 10.

TERM OF PLAN

This amended and restated Plan shall be effective on January 25, 2017 (the “Restatement Effective Date”). The amended and restated Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Restatement Effective Date. No shares of Common Stock may be issued under the Plan prior to such stockholder approval. In the event this amended and restated Plan shall not have been approved by the stockholders of the Company prior to the end of said 12-month period, all options granted under this amended and restated Plan shall be canceled and become null and void without being exercised.  The Plan shall be in effect until the tenth anniversary of the Restatement Effective Date, unless sooner terminated under Article 9. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE 11.

ADMINISTRATION

11.1Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with Applicable Law. The Board may abolish the Committee at any time and vest in the Board the administration of the Plan.

11.2Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)To amend the Plan as provided in Article 9.

(e)Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 12.

MISCELLANEOUS

12.1Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4Designation of Beneficiary.

(a)A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12Electronic Forms. To the extent permitted by applicable state law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

ANNUAL MEETING OF EVOKE PHARMA, INC. Annual Meeting of Evoke Pharma, Inc. Date: May 3, 2017 to be held on Wednesday, May 3, 2017 Time: 8:30 A.M. (Local Time) Place: 12670 High Bluff Drive, San Diego, CA 92130 for Holders as of March 6, 2017 This proxy is being solicited on behalf of the Board of Directors 1. Election of three directors for a three-year term to expire at the 2020 annual meeting of stockholders Nominees 01 Todd C. Brady, M.D. 02 Kenneth J. Widder, M.D.; and 03 David A. Gonyer, R.Ph. 2. Ratification of the appointment of BDO USA, LLP as our independent Registered public accountants for the year ending December 31, 2017 3. Approval of the Amendment and Restatement of 2013 Employee Stock Purchase Plan 4: To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof. Directors Recommend Withhold Against AbstainFor For  For  For For  Authorized Signatures - This section must be completed for your Instructions to be executed.  EVENT #  Please Sign Here  Please Date Above  CLIENT # Please Sign Here  Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy,all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the per foration and return just this portion in the envelope provided. VOTE BY: INTERNET TELEPHONE Cal lGo To 855-686-4811 www.proxypush.com/Evok • Use any touch-tone telephone.• Cast your vote online. OR • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. • Follow the simple recorded instructions.

MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints David A. Gonyer and Matthew J. D’Onofrio, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Evoke Pharma, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEM 2 AND ITEM 3. All votes must be received by 11:59 P.M., Eastern Time, May 2, 2017. PROXY TABULATOR FOR EVOKE PHARMA, INC. P.O. BOX 8016 CARY, NC 27512-9903 Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Evoke Pharma, Inc. Annual Meeting of Stockholders May 3, 2017, 8:30 a.m. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints David A. Gonyer and Matthew J. D’Onofrio (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Evoke Pharma, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 12670 High Bluff Drive, San Diego, CA 92130, on Wednesday, May 3, 2017, at 8:30 a.m. (Local Time) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of three directors for a three-year term to expire at the 2020 annual meeting of stockholders Nominees 01 Todd C. Brady, M.D. 02 Kenneth J. Widder, M.D.; and 03 David A. Gonyer, R.Ph. 2. Ratification of the appointment of BDO USA, LLP as our independent Registered public accountants for the year ending December 31, 2017 3. Approval of the Amendment and Restatement of 2013 Employee Stock Purchase Plan 4: To transact such other business as may be properly  brought before the meeting or any adjournment or postponement thereof. The Board of Directors of the Company recommends a vote FOR the three nominees for director and FOR proposals 2 and 3. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.